Exhibit 99.2

Snowflake Prices Private Placement of $2.0 Billion of Convertible Senior Notes

No-Headquarters/BOZEMAN, Mont. – September 24, 2024 – Snowflake Inc. (NYSE: SNOW) (“Snowflake”), the AI Data Cloud Company, today announced the pricing of $1.0 billion aggregate principal amount of its 0% Convertible Senior Notes due 2027 (the “2027 notes”) and $1.0 billion aggregate principal amount of its 0% Convertible Senior Notes due 2029 (the “2029 notes,” and together with the 2027 notes, the “notes”) in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
Snowflake also granted the initial purchasers of the notes options to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $150.0 million aggregate principal amount of the 2027 notes and up to an additional $150.0 million aggregate principal amount of the 2029 notes. The sale of the notes is expected to close on September 27, 2024, subject to customary closing conditions.
The notes will be general unsecured obligations of Snowflake and will not bear regular interest, and the principal amount of the notes will not accrete. The 2027 notes will mature on October 1, 2027 and the 2029 notes will mature on October 1, 2029, in each case, unless earlier converted, redeemed or repurchased.
Snowflake estimates that the net proceeds from the offering will be approximately $1.97 billion (or approximately $2.27 billion if the initial purchasers exercise their options to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Snowflake.
Snowflake expects to use the net proceeds from the offering to pay the cost of the capped call transactions described below, to repurchase approximately $400 million of shares of its Class A common stock, par value $0.0001 per share (“common stock”) from purchasers of the notes in the offering in privately negotiated transactions as described below and for general corporate purposes, which may include other repurchases of its common stock from time to time under its existing or any future stock repurchase program, as well as acquisitions or strategic investments in complementary businesses or technologies, although Snowflake does not currently have any plans for any such acquisitions or investments. If the initial purchasers exercise their option to purchase additional notes of a series, Snowflake expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with respect to the relevant series of notes as to which the option was exercised with the relevant option counterparties as described below, and the remainder for other general corporate purposes as described above.
Additional Details for the Convertible Senior Notes
The notes will be convertible at the option of the holders in certain circumstances. Upon conversion, Snowflake will pay or deliver, as the case may be, cash, shares of Snowflake’s common stock, or a combination of cash and shares of Snowflake’s common stock, at its election. The conversion rate for the 2027 notes will initially be 6.3492 shares of Snowflake’s common stock per $1,000 principal amount of 2027 notes (equivalent to an initial conversion price of approximately $157.50 per share of Snowflake’s common stock, which represents a conversion premium of approximately 40.0% to the last reported sale price of Snowflake’s common stock on the New York Stock Exchange on September 24, 2024), and will be subject to customary anti-dilution adjustments. The conversion rate for the 2029 notes will initially be 6.3492 shares of Snowflake’s common stock per $1,000 principal amount of 2029 notes (equivalent to an initial conversion price of approximately $157.50 per share of Snowflake’s common stock, which represents a conversion premium of approximately 40.0% to the last reported sale price of Snowflake’s common stock on the New York Stock Exchange on September 24, 2024), and will be subject to customary anti-dilution adjustments. In addition, following certain corporate events that occur prior to the maturity date of the relevant series of notes or if Snowflake delivers a notice of redemption in respect of a series of notes, Snowflake will, in certain circumstances, increase the conversion rate of the relevant series of notes for a holder who elects to convert its notes of the applicable series in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.
Snowflake may not redeem the 2027 notes prior to April 6, 2026 and Snowflake may not redeem the 2029 notes prior to October 6, 2027. Snowflake may redeem for cash all or any portion of the 2027 notes (subject to a partial redemption limitation), at its option, on or after April 6, 2026 if the last reported sale price of Snowflake’s common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Snowflake provides a notice of redemption at a redemption price equal to 100% of the principal amount of the 2027 notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. Snowflake may redeem for cash all or any portion of the 2029 notes (subject to a partial redemption limitation), at its option, on or after October 6, 2027 if the last reported sale price of Snowflake’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Snowflake provides a notice of redemption at a redemption price equal to 100% of the principal amount of the 2029 notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the notes.
If Snowflake undergoes a “fundamental change” (as defined in the indenture that will govern the applicable series of notes) prior to the maturity date of a series of notes, then, subject to certain conditions and limited exceptions, holders of the relevant series of notes may require Snowflake to repurchase for cash all or any portion of their notes of such series at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the relevant fundamental change repurchase date.
Capped Call Transactions and Concurrent Stock Repurchases

In connection with the pricing of the notes, Snowflake entered into privately negotiated capped call transactions relating to each series of notes with certain of the initial purchasers or affiliates thereof and other financial institutions (the “option counterparties”). The capped call transactions relating to the 2027 notes cover, subject to customary adjustments substantially similar to those applicable to the 2027 notes, the number of shares of common stock initially underlying the 2027 notes, and the capped call transactions relating to the 2029 notes cover, subject to customary adjustments substantially similar to those applicable to the 2029 notes, the number of shares of common stock initially underlying the 2029 notes. The capped call transactions relating to each series of notes are generally expected to reduce the potential dilution to Snowflake’s common stock upon any conversion of the relevant series of notes and/or offset any cash payments Snowflake is required to make in excess of the principal amount of converted notes of such series, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be $225.00 per share, which represents a premium of 100% over the closing price of Snowflake’s common stock on the New York Stock Exchange on September 24, 2024, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Snowflake expects the option counterparties or their respective affiliates will enter into various derivative transactions with respect to Snowflake’s common stock and/or purchase shares of Snowflake’s common stock concurrently with or shortly after the pricing of the notes, including with, or from, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of Snowflake’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Snowflake’s common stock and/or purchasing or selling shares of common stock or other securities of Snowflake in secondary market transactions following the pricing of the notes and prior to the maturity of each series of notes (and are likely to do so during any observation period related to a conversion of the notes or, to the extent Snowflake exercises the relevant election under the capped call transactions, following any repurchase or redemption of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Snowflake’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that a noteholder will receive upon conversion of its notes.

Snowflake expects to use approximately $400 million of the net proceeds from the offering to repurchase shares of its common stock from purchasers of the notes in the offering in privately negotiated transactions entered into concurrently with the pricing of the notes in the offering with or through one of the initial purchasers or its affiliate (the “stock repurchases”), at a purchase price per share of Snowflake’s common stock equal to the closing price per share of Snowflake’s common stock on September 24, 2024, which was $112.50 per share. The stock repurchases will be effected as part of Snowflake’s stock repurchase program authorized by its board of directors in February 2023 and increased and extended in August 2024. Accordingly, the stock repurchases will reduce the approximately $2.55 billion remaining amount authorized and available under such stock repurchase program as of the date hereof.

The capped call transactions and the stock repurchases could have increased (or reduced the size of any decrease in) the market price of Snowflake’s common stock, which could have affected the trading price of the notes and could have resulted in a higher initial conversion price for the relevant series of notes. This press release is not an offer to repurchase Snowflake’s common stock, and the offering of the notes is not contingent upon the repurchase of Snowflake’s common stock.
The notes and any shares of Snowflake’s common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.
Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding, among other things, the offering, including statements concerning the expected closing of the offering of the notes, the capped call transactions and the stock repurchases, the anticipated use of proceeds from the proposed offering, the timing or amount of any additional repurchases of shares of our common stock following this offering, and the potential impact of the foregoing or related transactions on dilution to holders of our common stock and the market price of our common stock, the trading price of each series of notes or the conversion price of each series of notes. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events, results or outcomes to differ materially from those expressed or implied by the forward-looking statements. These risks include, but are not limited to, market risks, trends and conditions, our ability to complete the proposed offering on the expected terms, or at all, whether we will be able to satisfy closing conditions related to the proposed offering and unanticipated uses of capital, any of which could differ or change based upon market conditions or for other reasons, and those risks included in the section titled “Risk Factors” in our Securities and Exchange Commission (“SEC”) filings and reports, including our Quarterly Report on Form 10-

Q for the fiscal quarter ended July 31, 2024 and other filings that we make from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as required by law, we undertake no obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

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Investor Relations
IR@snowflake.com

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Eszter Szikora
Press@snowflake.com